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The following are materials distributed to Ariel Capital Management, LLC and certain stockholders of Career Education Corporation by Steve Bostic on May 11, 2006:

Career Education Corporation Annual Meeting May 18, 2006 Presentation to Ariel Capital Management, LLC Solicitation by Steve Bostic & His Nominees VOTE THE BLUE PROXY

Safe Harbor Statement This presentation contains certain "forward-looking statements," as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us that we believe to be accurate and certain assumptions we have made about future events from the information currently available to us. These statements and assumptions are subject to risks and uncertainties that could cause Career Education Corporation's actual growth, results of operations, performance, and business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. These risks and uncertainties, the outcomes of which could materially and adversely affect Career Education Corporation's financial condition and operations, include, but are not limited to: risks related to Career Education Corporation's ability to comply with, and the impact of changes in, legislation and regulations that affect Career Education Corporation's ability to participate in student financial aid programs; costs, risks and effects of legal and administrative proceedings and investigations and governmental regulations, Securities and Exchange Commission, Justice Department and Department of Education investigations, and class action, derivative, Qui Tam, and other lawsuits; costs and potential impact of the investigation conducted by the special committee of Career Education Corporation's Board of Directors into allegations of securities laws violations against Career Education Corporation; risks related to Career Education Corporation's ability to comply with accrediting agency requirements or obtain accrediting agency approvals; costs and difficulties relating to the integration of acquired businesses; competition, general economic conditions, and other risk factors relating to Career Education Corporation's industry and business, as discussed in its Annual Report on Form 10-K for the year ended December 31, 2005, and from time to time in other reports filed with the Securities and Exchange Commission. Mr. Bostic and the other Participants assume no obligation to update these forward looking statements.

CEC is Troubled Business as usual is not working at CEC Need shareholder mandate to establish new level of board oversight Re-establish regulatory compliance Hold management accountable for performance New, effective leadership required to restore academic integrity and resolve SACS probation Enterprise-wide transformation necessary to improve performance over the long term We have a plan and the leadership skills to execute it

"Black Clouds" Negatively Impact Share Price 11/17/03 Wrongful Termination Lawsuit 12/05/03 Complaint to Accreditor (ACICS) 12/03-7/04 Class Action (6) and Derivative (3) Lawsuits* 1/07/04 SEC Launches Informal Inquiry 6/22/04 SEC Launches Formal Investigation* 6/30/04 Warning Status by Accreditors (SACS) 7/02/04 Probation by Accreditor (ACCJS) 7/30/04 ERISA Class Action Lawsuit 8/25/04 DOJ Investigation Commences 1/06/05 CEC Closes Two Campuses 1/30/05 60 Minutes Expose of CEC and Education Industry 2/15/05 Restatement of 2003 Earnings 4/01/05 Amended Securities Class Action Complaint 5/06/05 NJ Dept of Labor and Workforce Development issued show-cause for CEC school to continue operations 06/05 Department of Education Initiates Investigation of CEC 10/21/05 TX Higher Ed. Coordinating Board gives TX Culinary Academy 90 days to remediate 07/20/05 Bureau of Consumer Protection of the Office of Attorney General in Pennsylvania begins review of business practices 12/06/05 SACS Places AIU on Probation 2006 CEC agrees to discontinue student loan practices in Penn. Black Clouds after 2005 CECO Annual Meeting *Resolution Pending

Send a Strong Message to Management Steve Bostic Chairman and CEO of AIU before acquisition by CECO Chairman, White Oaks Capital LLC Former Presbyterian College Trustee Dean's Advisory Council of Indiana University School of Business James E. Copeland, Jr. Former CEO Deloitte & Touche LLP Director Coca-Cola Enterprises, ConocoPhillips & Equifax Georgia State University Global Scholar US Chamber of Commerce Senior Fellow on Corporate Governance R. William Ide Former American Bar Association President Partner McKenna Long & Aldridge Special Counsel to US Olympic Committee - Salt Lake City Selection Committee scandal Clark Atlanta University Board Member Elect our slate

The Current Board is Ineffective in Directing Management Current performance problems caused by Flawed leadership Flawed policies Flawed management structure Stockholders no longer have confidence in CECO Share price P/E is severely depressed Operating costs significantly exceed industry peer group Enrollment is restricted due to SACS probation Profitability growth has declined Immediate Corrective Action By Stockholders Is Required

CEC's P/E Ratio Trails Peer Companies Source: Bloomberg Q2 Q1 Q1 Q4 Q3 Q4 Q3 Q2 Q1 2006 (estimated as of 3/31/06) 2005 2004 DV STRA ESI EDMC COCO APOL CEC CEC's 15.7 P/E ratio is significantly below the industry average At the Peer P/E average of 27, CEC's share price would exceed $60

Education Peer Group Performance CECO STRA APOL ESI EDMC COCO DV Gross Profit Margin 0.691006 0.650909 0.584386 0.522759 0.371705 0.444303 0.439777 Operating Income Margin 0.181402 0.339509 0.316615 0.242233 0.16539 0.116588 0.05276 Est. P/E As of 4/21/06 15.7 30.1 20.4 22.9 27.0 29.1 34.8 FY 2005 Source: Bloomberg

CEC Profit Improvement Opportunity CECO STRA APOL Gross Profit Margin 0.691006 0.650909 0.584386 Operating Income Margin 0.181402 0.339509 0.316615 Est. P/E As of 4/21/06 15.7 30.1 20.4 FY 2005 Source: Bloomberg

CEC Profit Improvement Opportunity CECO STRA APOL Gross Profit Margin 0.691006 0.650909 0.584386 Operating Income Margin 0.181402 0.339509 0.316615 Est. P/E As of 4/21/06 15.7 30.1 20.4 51% 26% 21% Source: Bloomberg

Q1 Drop Reasons Summary Report CSU Summary Total Count of Drop Reason Did not Division Academic Return Dissatisfied Academy 197 108 92 College East 73 39 97 College West 71 51 27 Culinary East 31 16 8 Culinary West 25 23 2 CTU 2 23 2 Gibbs 222 197 157 Health East 55 18 9 Health West 72 47 34 University 60 147 52 CSU Total 808 669 480 Paul Ryan's Group Total 253 147 102 Jake Gruver's Group Total 206 280 178 Jon Coover's Group Total 349 252 200 Other/Not Financial Identified Personal Academy 231 9,503 354 College East 180 9,037 339 College West 49 6,805 66 Culinary East 33 5,838 68 Culinary West 22 10,219 28 CTU 1 2,980 24 Gibbs 249 15,488 440 Health East 27 9,754 141 Health West 48 7,285 344 University 445 10,837 241 CSU Total 1,285 87,747 2,045 Paul Ryan's Group Total 286 25,550 450 Jake Gruver's Group Total 675 29,660 670 Jon Coover's Group Total 324 32,527 925 School Work Dismissal Conflicts Grand Total Academy 452 43 10,980 College East 52 54 9,871 College West 284 3 7,357 Culinary East 44 3 6,041 Culinary West 53 0 10,372 CTU 0 7 3,039 Gibbs 1,802 77 18,632 Health East 59 12 10,075 Health West 294 33 8,157 University 53 29 11,854 CSU Total 3,093 261 96,388 Paul Ryan's Group Total 549 46 27,393 Jake Gruver's Group Total 389 93 32,131 Jon Coover's Group Total 2,155 122 36,864 Did not Division Academic Return Dissatisfied Academy 1.8% 1.0% 0.6% College East 0.7% 0.4% 1.0% College West 1.0% 0.7% 0.4% Culinary East 0.5% 0.3% 0.1% Culinary West 0.2% 0.2% 0.0% CTU 0.1% 0.8% 0.1% Gibbs 1.2% 1.1% 0.8% Health East 0.5% 0.2% 0.1% Health West 0.9% 0.6% 0.4% University 0.5% 1.2% 0.4% CSU Total 0.8% 0.7% 0.5% Paul Ryan's Group Total 0.9% 0.5% 0.4% Jake Gruver's Group Total 0.6% 0.5% 0.5% Jon Coover's Group Total 0.9% 0.7% 0.5% Other/Not Financial Identified Personal Academy 2.1% 86.5% 3.2% College East 1.8% 91.6% 3.4% College West 0.7% 92.5% 0.9% Culinary East 0.5% 96.6% 1.1% Culinary West 0.2% 98.5% 0.3% CTU 0.0% 98.1% 0.8% Gibbs 1.3% 83.1% 2.4% Health East 0.3% 96.8% 1.4% Health West 0.6% 89.3% 4.2% University 3.8% 91.3% 2.0% CSU Total 1.3% 91.0% 2.1% Paul Ryan's Group Total 1.0% 93.3% 1.6% Jake Gruver's Group Total 2.1% 92.3% 2.1% Jon Coover's Group Total 0.9% 88.2% 2.5% School Work Dismissal Conflicts Grand Total Academy 4.1% 0.4% 100.0% College East 0.5% 0.5% 100.0% College West 3.9% 0.0% 100.0% Culinary East 0.7% 0.0% 100.0% Culinary West 0.5% 0.0% 100.0% CTU 0.0% 0.2% 100.0% Gibbs 9.7% 0.4% 100.0% Health East 0.6% 0.1% 100.0% Health West 3.6% 0.4% 100.0% University 0.4% 0.2% 100.0% CSU Total 3.2% 0.3% 100.0% Paul Ryan's Group Total 2.0% 0.2% 100.0% Jake Gruver's Group Total 1.2% 0.3% 100.0% Jon Coover's Group Total 5.8% 0.3% 100.0%

High student marketing, recruiting, and admissions costs exist due to duplicative expenses required to offset CEC's high drop outs High employee turnover causes inefficiencies and high costs to replace and train "front-line" employees CEC's high cost, multi-layered organization structure is highly inefficient and ineffective in managing the business CEC's Excessive Operational Costs Are Due to Ineffective Leadership Source: Chronicle of Higher Education (1/13/06); Interviews with former CEC Management; Mr. Bostic's experience as CEO of AIU

Enterprise Transformation Plan Overview We propose to adopt and implement an "Enterprise Transformation" plan to effectively improve CEC's quality and cost issues, both in the short and long term. The plan is composed of four mission-critical components to address the many problems that plague CEC today and pave the way for sustained "peer-leading" performance.

Building a Quality Leader and Low-Cost Producer Growth Drivers Student Retention Employee Satisfaction Career Placement Community Reputation Accreditation Quality Admissions Process Curriculum #& IP Faculty Development Mission Critical Components Business Systems Campus #& On-line Platforms Shared Services Infrastructure Quality #& Risk Management Supporting Processes

AIU Mission AIU's Mission 12/31/2000 American InterContinental University is a leading edge, private university whose business is education. We serve motivated U.S. and international students who require a high-quality education that will launch them toward an accelerated career path. Our foundation is the AIU Enterprise learning model (ELM), which is a team-based collaborative learning system supported by state-of-the-art technology and facilities. We are committed to our students' success because their success ensures ours.

Enterprise Transformation Plan Pursue & Implement Quick Hit Improvements Develop Transformation Plan Conduct Current State Assessment Develop New Vision & Targets Conduct Training & Change Management Design Build Implement Communicate with Stakeholders (Owners/Investors, Regulating Bodies, Students, Staff, etc.) Monitor and Measure Progress 1 month 1 month 1 month 9+ months Estimated Timing: Pursue & Implement Quick Hit Improvements Finalize Enterprise Transformation Plan Conduct Current State Assessment Develop New Vision & Targets Conduct Training & Change Management Design Build Implement Communicate with Stakeholders (Owners/Investors, Regulating Bodies, Students, Staff, etc.) Monitor and Measure Progress Methodology

Enterprise Transformation Plan From To High Dropouts High Student Graduation Rate High Employee Turnover Motivated Faculty & Staff High Cost Centralized Administration Cost Efficient Regional Centers of Excellence (COE) "School-Based" Academics State-of-the-art "hybrid" curriculum & faculty training High Cost Tuition High Student ROI High Stock Volatility Consistent Performer Paradigm Shift Source: Chronicle of Higher Education (1/13/06); Interviews with Former CEC Management; Mr. Bostic's experience as CEO of AIU

Design and Deploy Regional Centers of Excellence (COE's) Shared Services & Continuous Quality Improvement Student Recruiting Student Services Student Success Regional Education Centers of Excellence Student Academics Student Academic Focus

Improve Quality of Education and Achieve "Peer-Leading" Performance Centralized Shared Services Academic Programs Accounting #& Finance Information Technology Human Resources Financial Aid/Student Loans Government Relations COE East COE West COE Southeast COE Midwest COE On-Line Education COE Southwest

Install a Team-based Recruiting and Enrollment Model Lead Generation and Qualification Recruiting Quality Students Student Financing Academic Counseling

Revamp CEC's On-line & Classroom Curriculum and Faculty Training "Hybrid" Curriculum Redesign Model Deliver Beta Test, Measure Results, Modify, Deploy Needs Assessment based on institution goals and student expectations Analysis Identify job growth areas Develop instructional design model Didactic Collaborative Groups Project Based Peer Coaching Mentor System Cognitive Model Identify subject area experts and other resources Faculty Industry Experts Design Create user interface/course design template Implement collaborative content creation process with faculty and Industry experts Writers create new courses or adapt existing courses Content experts review submissions Editors revise/edit materials Send curriculum to Education/Editorial for QA and technical editing Finalized curriculum sent to development team Develop content and multimedia components Quality Assurance Develop

NEW CURRICULUM FORMAT School of eDesign & Multimedia School of Health Services Business Administration (BBA, AA, MBA) Fashion Design (BFA, AA) Fashion Marketing (BFA, AA) Fashion Marketing & Design (BFA) Interior Design (BFA, AA) Media Production (BFA, AA) Visual Communication (BFA, AA) Global Technology Mgmt (MBA) Enterprise Management (BBA) Information Technology (MIT) Information Technology (BIT) Fashion Design & Marketing Interior Design Media Prod Visual Comm School of Technology & eBusiness Information Technology eBusiness Classroom & On Line Platforms Business Admin Medical Technologies Nursing Services Genetic Counseling School of Culinary Art Le Cordon Bleu Proposed COE Academic Program Overview

CEC's Estimate Cost of Attrition Students Lost 10,000 Average Annual Tuition1 $20,000 Revenue Lost For the Year $200 Million Estimated Cost to Replace Student ($5000/student) $50 Million Estimated Gross Margin Lost (69%)2 $173 Million Earnings Lost (after tax) $107 Million EPS Lost (10,000 students) $1.09 Source: 1. CEC 10-K 2. Bloomberg Estimated Cost of Losing 10,000 Students

SACS "Probation" Must be Removed! Present the Enterprise Transformation Plan to SACS for review and comment Implement the AIU "COE" plan at the main campus in Atlanta Appoint three highly qualified CEC Board members to AIU Board Appoint a highly qualified AIU President and CEO (based in Atlanta) Request additional time to complete the SACS Peer Review process

CEC's Illusory Governance Changes What Stockholders Got From Management Poison pill expired but could be reinstated by Directors without vote Proposed Board declassification to be completed in 2008 Proposed 66 2/3% of stockholders needed to call stockholder meeting Stockholder Demands at 2005 Annual Meeting Repeal the poison pill Fully declassified board in 2006 33 1/3% of stockholders needed to call a special meeting

2005 CEC Peer Pro-forma* Money CEC "Left on the Table" CEC Peer Pro-forma CEC Peer Pro-forma 2005 CEC Revenue $2.0 Billion APOL/STRA Avg. Profit after Tax (20%) $400 Million CEC EPS Potential $4.00 Share Price at 27 P/E Peer Average $108 Comparison to CEC Actuals Comparison to CEC Actuals 2005 Actual Revenues $2 Billion 2005 Profit after Tax (37.4%) $234 Million 2005 EPS $2.26 Share Price @ 15.7 P/E (4/21/06) $37.43 *Based on CEC, Apollo, and Strayer 2005 Financial Reports

Absence of Progress Since 2005 Annual Meeting Since Last Year Troubles Continue AIU placed on probation In 2005, additional increase in CEO compensation and additional options granted despite 15.7% decrease in total shareholder return1 Regulatory investigations continue Legal problems continue Proposed Board Declassification Not Complete until 2008 Proposed 66 2/3% of Stockholders to Call Special Meeting Requires more stockholders to call a meeting than needed to take action at a meeting Last Year ISS Recommended & Shareholders Voted Withhold Vote Due to CEC Troubles Accreditation problems Approximately 80% increase in CEO compensation despite decrease in one year total shareholder return Regulatory investigations Legal problems Immediate Board Declassification 73.5% of shares voted, and a majority of all outstanding shares, in favor Allow 331/3% of Stockholders to Call Special Meeting 72% of shares voted, and a majority of all outstanding shares, in favor 1 As reported by Bloomberg, April 24, 2006

Vote to Protect the Future of your Investment CEC needs new leadership and direction Business as usual has not worked Decisive action is needed NOW to restore academic integrity and shareholder value Vote the BLUE PROXY today to elect experienced, capable leaders to the CEC board

APPENDIX

April 26, 2006 Josephine Gregorio Reference Librarian Cadwalader, Wickersham & Taft LLP One World Financial Center 30th Floor, Library New York, NY 10281 Tel: (212) 504-6767 Fax: (212) 993-3667 Josephine.Gregorio@cwt.com Dear Ms. Gregorio: Receipt of your email of April 20, 2006, requesting information on violations by American InterContinental University (AIU) between 1995 and 2001, is hereby acknowledged. In developing our response, we assume that you are referring to instances of non-compliance with accreditation standards of the Commission on Colleges by AIU during the specified time period. The Commission’s position relative to the provision of specific information to the public about an accredited institution is governed by its policy entitled, “Disclosure of Accrediting Documents and Actions of the Commission on Colleges,” a copy of which is attached. Section X, page 4, item “g” appears to be relevant to your request. Upon review you will note from this item of the policy that we can only reveal the date and nature of any negative actions taken by the Commission, namely, the public sanctions of Warning and Probation, denial of reaffirmation, denial of authorization of a candidacy committee, denial of approval of substantive change, and the reasons for these actions while citing specific areas of the Principles of Accreditation. During the time period of 1995 to 2001 we know of no such negative actions taken by the Commission against AIU. Information about any possible issues of non-compliance with the Commission’s accreditation standards that did not result in negative actions can only be released upon written permission granted by AIU to the Commission, or by an appropriate subpoena, all consistent with the attached disclosure policy. Thank you for the opportunity to respond to your query. Sincerely, Tom E. Benberg, EdD
Vice President

UNITED STATES DEPARTMENT OF EDUCATION STUDENT FINANCIAL ASSISTANCE SCHOOLS CHANNEL/CASE MANAGEMENT AND OVERSIGHT CASE MANAGEMENT TEAM, SOUTHWEST-SAN FRANCISCO TEAM 50 UNITED NATIONS PLAZA, ROOM 266, S.F., CA 94102 (415) 550-4296 Mr. John M. Larson President Career Education Corporation 2895 Greenspoint Parkway, Suite 600 Hoffman Estates, IL 60195-5248 RE: PROGRAM REVIEW REPORT - Collins College PRCN: 2003-2-09-21324 OPENID: 02174900 TIN: 363932190 DUNS: Dear Mr. Larson: On February 24 through February 28 and March 5, 2003, a program review was conducted of the Title IV Federal student financial assistance programs administered at Collins College located at 1140 South Priest Drive in Tempe, AZ. The findings of that review are presented in the enclosed report. This report contains serious findings regarding the institutions administration of the Title IV student assistance programs. Findings of non-compliance are referenced to applicable regulations and specify the action required to comply with the regulations and statutes. Please review and respond to the report, indicating the corrective actions taken by the institution. Your response should be sent directly to me within 60 days. So that I can easily identify your program review response, please use the Program Review Control Number (PRCN) as shown above. I would like to express my appreciation for the courtesy and cooperation extended during the review. If you have any questions concerning the report, please call me at (415) 556-4170. Sincerely, Shane Dunne Senior Institutional Review Specialist Enclosure cc: Accrediting Commission of Career Schools and Colleges of Technology

TABLE OF CONTENTS

A.		INSTITUTIONAL REVIEW DATA SHEET	2

B.		BACKGROUND	3

C.		SCOPE OF REVIEW	4

D.		DISCLAIMER	5

E.		AUDITOR’S ATTESTATIONS	5

F.		FINDINGS AND REQUIREMENTS	5

	FINDING 1:	THE COLLEGE ESTABLISHED ACADEMIC YEARS FOR ITS PROGRAMS THAT DO NOT MEET THE MINIMUM STANDARDS	6

	FINDING 2:	THE COLLEGE IMPROPERLY APPLIED INCONSISTENT PAYMENT PERIODS WHEN DISBURSING TITLE IV FUNDS WITHIN THE SAME ACADEMIC PROGRAM	9

	FINDING 3:	THE COLLEGE DID NOT ACCURATELY OR TIMELY RETURN TITLE IV FUNDS WHEN ITS STUDENTS WITHDREW	10

	FINDING 4:	THE COLLEGE INCORRECTLY APPLIED THE PROVISIONS OF THE 90/10 RULE WHEN ATTESTING TO ITS ELIGIBILITY AS A PROPRIETARY INSTITUTION OF HIGHER EDUCATION	21

	FINDING 5:	THE COLLEGE REPORTED ENROLLMENT DATA TO THE TITLE IV SYSTEMS THAT IS INCONSISTENT WITH INSTITUTIONAL RECORDS	25

	FINDING 6:	THE COLLEGE DELAYED THE REPORTING OF ENROLLMENT DATA TO FIELDS BEYOND THE REQUIRED TIMEFRAME	25

	FINDING 7:	THE COLLEGE REPORTED PELL DISBURSEMENT DATA TO THE DEPARTMENT ON AN UNTIMELY BASIS	27

	FINDING 8:	THE COLLEGE RETAINED TITLE IV LOAN FUNDS IN EXCESS OF CASH MANAGEMENT REGULATORY TIMEFRAMES	28

	FINDING 9:	THE COLLEGE DID NOT PROPERLY MAINTAIN ITS CAMPUS CRIME INCIDENT LOG	29

	FINDING 10:	THE ANNUAL SECURITY REPORT UNDERREPORTED CRIME STATISTICS	30

	FINDING 11:	THE COLLEGE DID NOT ADEQUATELY MAINTAIN AND ACCOUNT FOR TITLE IV FUNDS	31

	FINDING 12:	THE COLLEGE FAILED TO ADHERE TO ITS ATTENDANCE POLICY	33

	FINDING 13:	FAILURE TO ADMINISTER A SATISFACTORY ACADEMIC PROGRESS POLICY IN COMPLIANCE WITH TITLE IV REGULATIONS	33

	FINDING 14:	ADMINISTRATIVE CAPABILITY WEAKNESS — THE COLLEGE LACKS SUFFICIENT INTERNAL CONTROLS TO PREVENT WASTE, FRAUD AND ABUSE OF THE TITLE IV PROGRAMS	35

	FINDING 15:	THE COLLEGE DID NOT RESOLVE INCONSISTENT INFORMATION WITHIN STUDENT FILES	39

	FINDING 16:	THE COLLEGE FAILED TO DEMONSTRATE HOW IT USED INSTITUTIONAL RESOURCES TO MATCH FEDERAL SUPPLEMENTAL EDUCATIONAL OPPORTUNITY GRANTS (FSEOG)	42

	FINDING 17:	THE COLLEGE UNEVENLY DISBURSED FSEOG AWARDS TO ITS STUDENTS WITHOUT SUPPORTING DOCUMENTATION ON EDUCATIONAL COSTS	43

	FINDING 18:	THE COLLEGE FAILED TO MEET THE TITLE IV PROGRAM RECORD RETENTION REQUIREMENTS TO MAINTAIN RECORDS AND SAFEGUARD ITS APPLICATION DATA	44

G.		APPENDICES	45

	APPENDIX A:	LIST OF SAMPLED STUDENT FILES	48

	APPENDIX B:	ACADEMIC YEAR ANALYSES	48

	APPENDIX C:	SUMMARY OF REFUND ACCURACY FINDINGS	52

	APPENDIX C1:	SUMMARY OF REFUND TIMING FINDINGS	59

	APPENDIX D:	TEMPLATE INSTRUCTIONS FOR COMPLETING 90-10 REVENUE ATTESTATION	61

	APPENDIX E:	SUMMARY OF STUDENT ENROLLMENT REPORTING ERRORS	64

	APPENDIX F:	PELL DISBURSEMENT REPORTING DETAIL	69

	APPENDIX G:	LOAN DISBURSEMENT DETAIL	75

	APPENDIX H:	STUDENT ATTENDANCE POLICY DETAIL	79

	APPENDIX I:	TIMING OF FSEOG DISBURSEMENTS	82

Bad Debt Improvement Strategies Goal: To focus past due cash collection efforts on activities that directly influence the reduction of bad debt expense, and therefore improve the school's financial performance results. Strategies: * Getting a past due student "current" on a payment plan is key to reducing bad debt expense!!! * Collecting the full outstanding past due balance in cash is always preferable, HOWEVER, collecting a current substantive installment of an existing or new payment plan changes the "past due tier" to a lower reserve requirement, and thus reduces bad debt expense immediately. * Understand how cash collection from the various "past-due tiers" reduce bad debt expense. * Drops * 25% of a drop's unpaid balance becomes bad debt expense in month #1, and rapidly escalates to 100% within 60 days if no payment received. * Upcoming & Recent Graduates * Upon graduation, the student's past due balance will immediately fall into a 10%, 25%, 50%, 75% or 100% "past due tier" based upon date of last payment received. Thus, a student that was 60 days past due while in school will immediately require a 50% bad debt impact at graduation. If a balance remains unpaid, the bad debt impact escalates to the next higher tier each month. # Formally segregate a portion of your staff towards out-of-school past due collections. * Make sure your collections department is always fully staffed. These employees, properly trained and managed, should pay for themselves many times over! * Reward success! Out-of-school collection efforts are permitted to be bonused. * Ensure that the formal CEC Collections bonus plan is fully implemented. * Consider a "short-term blitz" bonus that supplements the CEC plan. * NOTE: Bonuses are now allowed to paid for collections of past due accounts from active students, nor on any Title IV payments received.